UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2016

Regal Entertainment Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (18 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (18 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On June 1, 2016, Regal Cinemas Corporation (“Regal Cinemas”), a wholly owned subsidiary of Regal Entertainment Group (“REG”), entered into a permitted secured refinancing agreement (the “Refinancing Agreement”) with Regal Entertainment Holdings, Inc., the guaranators party thereto, Credit Suisse AG, as Administrative Agent (“Credit Suisse”) and the Lenders (as defined below) party thereto.

The Refinancing Agreement amends the terms of that seventh amended and restated credit agreement (the “Amended Senior Credit Facility”), dated April 2, 2015, by and among Regal Cinemas, Credit Suisse and the lenders party thereto from time to time (the “Lenders”), which includes a term loan facility (the “Existing Term Facility”).

Pursuant to the Refinancing Agreement, Regal Cinemas consummated a permitted secured refinancing of the Existing Term Facility, which had an aggregate principal balance of approximately $958.5 million, and in accordance therewith, the Lenders advanced term loans in an aggregate principal amount of approximately $958.5 million with a final maturity date in April 2022 (the “New Term Loans”).  Together with other amounts provided by Regal Cinemas, proceeds of the New Term Loans were applied to repay all of the outstanding principal and accrued and unpaid interest on the Existing Term Facility under the Amended Senior Credit Facility in effect immediately prior to the making of the New Term Loans.  The New Term Loans amortize in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the New Term Loans, with the balance payable on the maturity date of the New Term Loans.

The Refinancing Agreement also amends the Amended Senior Credit Facility by reducing the interest rate on the New Term Loans, by providing, at Regal Cinemas’ option, either a base rate or an adjusted LIBOR rate plus, in each case, an applicable margin.  Such applicable margin will be either 1.75% in the case of base rate loans or 2.75% in the case of LIBOR rate loans.   The Refinancing Agreement also provides for a 1.0% prepayment premium applicable in the event that Regal Cinemas enters into a refinancing or amendment of the New Term Loans on or prior to the sixth-month anniversary of the closing of the Refinancing Agreement that, in either case, has the effect of reducing the interest rate on the New Term Loans.

Except as amended by the Refinancing Agreement, the remaining terms of the Amended Senior Credit Facility remain in full force and effect.

The Refinancing Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Refinancing Agreement is qualified in its entirety by reference to such Exhibit to this Current Report on Form 8-K.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Refinancing Agreement in Item 1.01 is incorporated herein by reference.

Item 9.01.             Exhibits.

(d)              Exhibits.

Exhibit No.	Exhibit Description
4.1

Permitted Secured Refinancing Agreement, dated June 1, 2016, by and among Regal Cinemas Corporation, Regal Entertainment Holdings, Inc., the guarantors party thereto, Credit Suisse AG and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: June 3, 2016	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
4.1

Permitted Secured Refinancing Agreement, dated June 1, 2016, by and among Regal Cinemas Corporation, Regal Entertainment Holdings, Inc., the guarantors party thereto, Credit Suisse AG and the lenders party thereto